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CUSIP No. 302563101            SCHEDULE 13D                 Page 22 of 28
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                                    EXHIBIT 5
                            CONFIDENTIALITY AGREEMENT

      THIS CONFIDENTIALITY AGREEMENT ("Agreement"), dated the 27th day of October, 2003, is made by and between FPIC Insurance Group, Inc., a Florida corporation ("FPIC"), on the one hand, and Stilwell Value Partners III, L.P., Stilwell Associates, L.P., Stilwell Value, LLC, and Joseph Stilwell (collectively, the "Stilwell Group"), and John G. Rich (the "Stilwell Director") on the other.

      WHEREAS, FPIC, the Stilwell Group and the Stilwell Director have agreed that it is in their mutual interests to enter into this Agreement as hereinafter described;

      NOW THEREFORE, in consideration of the premises and the representations, warranties, and agreements contained herein, and other good and valuable consideration, the parties hereto mutually agree as follows:

      1. Representations and Warranties of Stilwell Group. The Stilwell Group hereby represents and warrants to FPIC as follows:

          a. The Stilwell Group has beneficial ownership of 650,120 shares of common stock of FPIC and has full and complete authority to enter into this Agreement and to bind the entire number of shares of the common stock of FPIC which it holds, or may hold, including any shares purchased in the future, to the terms of this Agreement. This Agreement constitutes a valid and binding agreement of the Stilwell Group. No "affiliate" or "associate" (as such terms are defined in the Exchange Act) of the Stilwell Group beneficially owns any shares or rights to acquire shares of common stock of FPIC.

          b. There are no arrangements, agreements or understandings between the Stilwell Group and FPIC other than as set forth in this Agreement.

      2. Representations and Warranties of FPIC. FPIC hereby represents and warrants to the Stilwell Group, as follows:

          a. FPIC has full power and authority to enter into and perform its obligations under the Agreement, and the execution and delivery of this Agreement by FPIC has been duly authorized by the Board of Directors of FPIC (the "Board") and requires no further Board or stockholder action. This Agreement constitutes a valid and binding obligation of FPIC and the performance of its terms does not constitute a violation of its articles of incorporation or by-laws.

          b. There are no arrangements, agreements or understandings between the Stilwell Group and FPIC other than as set forth in this Agreement.

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CUSIP No. 302563101            SCHEDULE 13D                 Page 23 of 28
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      3.  Representations and Warranties of the Stilwell Director.  The Stilwell
Director hereby represents and warrants to FPIC as follows:

          a. The Stilwell Director is a person who qualifies under all applicable Florida laws and regulations governing directors of insurance companies. No "affiliate" or "associate" (as such terms are defined in the Exchange Act) of the Stilwell Director beneficially owns any shares or rights to acquire shares of FPIC.

          b. No event has occurred with respect to the Stilwell Director that would require disclosure in a FPIC report or other document filed pursuant to the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), pursuant to Item 401 (f) of Regulation S-K.

      4. Material Nonpublic Information. In connection with this Agreement and the Stilwell Group's ongoing relationship with FPIC, there may be instances in which material nonpublic information concerning FPIC will be divulged to the Stilwell Group by FPIC, the Stilwell Director, or other FPIC representatives or agents. The Stilwell Group and its representatives expressly acknowledge that federal and state securities laws prohibit any person who misappropriates material nonpublic information about a company from purchasing or selling securities of such company, or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities. The Stilwell Group and the Director will be subject to FPIC's insider trading (including with respect to "blackout periods" during which no trading is permitted) and disclosure policies, as in effect from time to time, at any time while he is on the Board to the same extent as the other directors of FPIC. To the extent SEC Regulation FD may apply, in accordance with Section 243.100 (2) (ii) of Regulation FD, the Stilwell Group expressly agrees to maintain material nonpublic information concerning FPIC in confidence.

      5. Remedies. FPIC, the Stilwell Group and the Stillwell Director acknowledge and agree that a breach or threatened breach by either party may give rise to irreparable injury inadequately compensable in damages, and accordingly each party shall be entitled to injunctive relief to prevent a breach of the provisions hereof in any state or federal court having jurisdiction, in addition to any other remedy to which such aggrieved party may be entitled to at law or in equity. In the event either party institutes any legal action to enforce such party's rights under, or recover damages for breach of, this Agreement, the prevailing party or parties in such action shall be entitled to recover from the other party or parties all costs and expenses, including but not limited to reasonable attorneys' fees, court costs, witness fees, disbursements and any other expenses of litigation or negotiation incurred by such prevailing party or parties.

      6. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof and
supersedes   all   prior   and

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CUSIP No. 302563101            SCHEDULE 13D                 Page 24 of 28
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contemporaneous agreements, understandings,  negotiations and discussions of the parties in connection therewith not referred to herein.

      7. Counterparts; Facsimile. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, and shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

      8.  Survival  of   Representations,   Warranties   and   Agreements.   All
representations, warranties, covenants and agreements made herein shall survive the execution and delivery of this Agreement.

      9. Amendments. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by all of the parties hereto.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                                          FPIC INSURANCE GROUP, INC.


                                          By: /s/ John R. Byers
                                                John R. Byers
                                                President and CEO

                                          STILWELL   VALUE  PARTNERS  III, L.P.


                                          /s/ Joseph Stilwell
                                          --------------------------------------
                                          By: STILWELL VALUE LLC
                                              General Partner

                                          /s/ Joseph Stilwell
                                          --------------------------------------
                                          By: Joseph Stilwell
                                              Managing and Sole Member

                                          STILWELL ASSOCIATES, L.P.

                                          /s/ Joseph Stilwell
                                          --------------------------------------
                                          By: STILWELL VALUE LLC
                                              General Partner

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CUSIP No. 302563101            SCHEDULE 13D                 Page 25 of 28
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                                          /s/ Joseph Stilwell
                                          --------------------------------------
                                          By: Joseph Stilwell
                                              Managing and Sole Member

                                          STILWELL VALUE LLC

                                          /s/ Joseph Stilwell
                                          --------------------------------------
                                          By: Joseph Stilwell
                                              Managing and Sole Member

                                          JOSEPH STILWELL

                                          /s/ Joseph Stilwell
                                          --------------------------------------
                                          Joseph Stilwell

                                          JOHN G. RICH

                                          /s/ John G. Rich
                                          --------------------------------------
                                          John G. Rich